UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant		☐
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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

AK STEEL HOLDING CORPORATION

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AK Steel Holding Corporation 9227 CENTRE POINTE DRIVE WEST CHESTER, OHIO 45069	Roger K. Newport CHIEF EXECUTIVE OFFICER

July 25, 2016

             To our Stockholders:

It is my pleasure to invite you to a Special Meeting of Stockholders of AK Steel Holding Corporation (“Special Meeting”). The Special Meeting will be held at 11:00 a.m., Eastern Daylight Saving Time, on Wednesday, September 7, 2016, and will be a webcast meeting of stockholders. The Special Meeting is being held for a single purpose and there is a sole proposal included in the Proxy Statement. The Board of Directors recommends that you vote your shares FOR that proposal as follows:

The Approval of the Proposed Amendment to our Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock (Proposal No. 1).

You will be able to attend the Special Meeting, vote and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/AKS. To participate in the meeting, you must have your sixteen-digit control number that is shown on your Notice of Internet Availability of Proxy Materials (the “Notice”) or on your proxy card if you receive the proxy materials by mail. You will not be able to attend the Special Meeting in person. The Special Meeting is being held on a virtual-only basis in order to reach the broadest number of stockholders possible and to save costs relative to holding a physical meeting.

Attendance at the Special Meeting of Stockholders is limited to stockholders of record as of the close of business on July 11, 2016, or their duly appointed proxies. I strongly encourage you to participate by voting your proxy in one of the methods explained in the Notice of Special Meeting of Stockholders that you received in the mail.

For this meeting, we have elected to furnish proxy materials to our stockholders via the Internet. We believe this allows us to provide our stockholders with the information they need in an accessible format, while lowering the costs of delivery and reducing the environmental impact of our Special Meeting. Please review the instructions with respect to each of your voting options as described in the Proxy Statement and the Notice.

Please read the Notice of Special Meeting of Stockholders and Proxy Statement carefully. Your vote is important.
On behalf of your Board of Directors, we thank you for your continued support. Your continuing interest in our company is greatly appreciated.

Sincerely,

Roger K. Newport

2016 Proxy Statement

AK STEEL HOLDING CORPORATION

9227 Centre Pointe Drive

West Chester, Ohio 45069

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

OF AK STEEL HOLDING CORPORATION (THE “COMPANY”)

Date:	Wednesday, September 7, 2016
Time:	The meeting will begin at 11:00 a.m., Eastern Daylight Saving Time
Place:	The Special Meeting will be held virtually and can be accessed online at www.virtualshareholdermeeting.com/AKS. There is no physical location for the Special Meeting.
Purpose:

To approve the proposed amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock (Proposal No. 1). We will also transact any other business that may properly come before the meeting.

Who Can Vote:

AK Steel stockholders of record as of the close of business on July 11, 2016. As of that date, we had 238,207,690 shares of common stock outstanding, of which all shares are entitled to vote with respect to the matter to be acted upon at the Special Meeting.

How You Can Vote:

You may vote in advance of the meeting via the Internet, by telephone, or by using the proxy card that will be enclosed with those materials (if you received a printed copy of the proxy materials). If you intend to use the proxy card, please mark, date and sign it, and then return it promptly in the postage-paid envelope that comes with the card. If you intend to vote over the telephone or via the Internet, please follow the instructions on the Notice or proxy card that you received (if you received a printed copy of the proxy materials). Every stockholder’s vote is important.

Right to Revoke Your Proxy:

You may revoke your proxy at any time before the vote is taken at the virtual meeting. If you are a stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method); (2) providing a written notice of revocation to AK Steel’s Corporate Secretary at AK Steel Holding Corporation, 9227 Centre Pointe Drive, West Chester, OH 45069 prior to your shares being voted; or (3) participating in the virtual meeting and voting. Attendance at the virtual meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in “street name”, you may change your vote by submitting new voting instructions to your broker, bank, trustee or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee or nominee giving you the right to vote your shares, by attending the online meeting and voting.

Who May Attend:

We will be hosting the Special Meeting live via the Internet. You will not be able to attend the Special Meeting in person. Any stockholder can listen to and participate in the Special Meeting live via the Internet at www.virtualshareholdermeeting.com/AKS. The webcast will start at 11:00 a.m. Eastern Daylight Saving Time. You will need the sixteen-digit control number that is included on your Notice or your proxy card (if you received a printed copy of the proxy materials) in order to be able to vote and submit questions while attending the meeting online. If you do not have your sixteen-digit control number, you will only be able to listen to the Special Meeting.

By Authorization of the Board of Directors,
Joseph C. Alter, Corporate Secretary

West Chester, Ohio

July 25, 2016

2016 Proxy Statement

AK STEEL HOLDING CORPORATION

9227 Centre Pointe Drive

West Chester, Ohio 45069

PROXY STATEMENT

We are furnishing this Proxy Statement in connection with the solicitation by the Board of Directors of AK Steel Holding Corporation (the “Company,” “AK Steel,” “us,” “we,” or “our”) of proxies to be voted at the Special Meeting of Stockholders (“Special Meeting”) to be held on September 7, 2016 via live webcast at www.virtualshareholdermeeting.com/AKS, and at any and all postponements or adjournments thereof.

On or about July 25, 2016, we mailed to stockholders of record a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access our Proxy Statement on the Internet and on how to vote online. That Notice also contains instructions on how you can receive a paper copy of the Proxy Statement via the United States mail or an electronic copy via e-mail if you prefer either of those alternatives. A list of stockholders entitled to vote at the Special Meeting will be available for examination on the internet through the virtual web conference during the Special Meeting.

QUESTIONS AND ANSWERS ABOUT THE PROXY AND SPECIAL MEETING

1. What is the purpose of the Special Meeting and why is it being webcast?

At the Special Meeting, stockholders will be asked to approve the proposed amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock and to transact such other business as properly may come before the meeting. The Special Meeting is being held on a virtual-only basis in order to reach the broadest number of stockholders possible and to save costs relative to holding a physical meeting. A number of prominent publicly-traded Delaware companies hold virtual-only stockholder meetings, and consequently we are confident in the technology and that it will be efficient and convenient for our stockholders.

2. What is a “proxy?”

A proxy is a person or entity authorized to act for another person. In this instance, the Board of Directors has appointed a Proxy Committee to vote the shares represented by proxy forms submitted by stockholders to us prior to the Special Meeting. Giving the Proxy Committee your proxy means that you authorize the Proxy Committee to vote your shares on your behalf at the Special Meeting as you specifically instruct on your proxy card with respect to the proposal, or if a matter that is not raised on the proxy card comes up for a vote at the Special Meeting, in accordance with the Proxy Committee’s best judgment.

3. Whom am I appointing as my proxy?

The Proxy Committee consists of Roger K. Newport, Kirk W. Reich, and Joseph C. Alter.

4. What is a Proxy Statement?

The document you are reading is a Proxy Statement. It is intended to provide our stockholders with information necessary to vote in an informed manner on matters to be presented at the Special Meeting. It is sent in conjunction with a solicitation of your proxy.

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5. Why did I receive more than one Proxy Statement or proxy card?

You may receive more than one Proxy Statement and proxy card if you hold our stock in different ways (e.g., joint tenancy, in trust, or in a custodial account) or in multiple accounts.

6. Why are you soliciting my proxy?

The Board of Directors is soliciting your proxy to vote at the Special Meeting because, at the close of business on July 11, 2016, the record date, you were: (1) a “stockholder of record,” which means that you were shown on our records as the owner of our common stock, or (2) the beneficial owner of shares held in “street name”. All stockholders of record are entitled to vote at the meeting. It is important that as many stockholders as possible vote, either virtually or by proxy, on the issues to be decided at the Special Meeting. The process of soliciting proxies is intended to increase the number of stockholders who vote on those issues. In addition, stockholders who vote by proxy are deemed to be in attendance at the meeting for purposes of determining if there is a quorum.

7. What is the difference between a “stockholder of record” and a beneficial owner of shares held in “street name”?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, LLC (“Computershare”), you are considered the stockholder of record with respect to those shares.

Beneficial Owner of Shares Held in “Street Name”. If your shares are held in an account at a bank, broker or other institution, then you are the “beneficial owner” of shares held in “street name.” The entity holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to instruct that entity on how to vote the shares held in your account.

8. How do I vote my stock if it is held in “street name”?

If your stock is held in “street name,” you will receive a Notice, typically entitled “Voting Instruction Form” or something similar, either electronically or by mail from the bank, broker or other institution holding your stock. This notice contains instructions regarding how to access the proxy materials and how to vote your shares. Also, please note that if your shares are held in “street name” and you wish to vote at the Special Meeting, you must follow the special instructions provided at www.proxyvote.com for submitting a legal proxy from the record holder of the shares (your broker, bank or nominee) authorizing you to vote at the Special Meeting.

9.     If I hold my stock in “street name” and do not provide specific voting instructions to the bank, broker or other institutions holding it on my behalf, may a vote be cast on my behalf on the sole proposal?

Yes. If you are a holder of shares in “street name” and you fail to provide specific voting instructions to the bank, broker or other institution holding the stock on your behalf, that entity may cast a vote on your behalf with respect to the sole proposal, the approval of the proposed amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock (Proposal No. 1).

Banks, brokers and other institutions may vote shares held in “street name” on a discretionary basis for purposes of Proposal No. 1.

10. What documentation must I provide to be admitted to the online Special Meeting and how do I attend?

If your shares are registered in your name, you will need to provide your sixteen-digit control number included on your Notice or your proxy card (if you receive a printed copy of the proxy

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materials) in order to be able to enter the meeting. If your shares are not registered in your name (if, for instance, your shares are held in “street name” for you by your broker, bank or other institution), you must follow the instructions printed on your Notice. In order to participate in the Special Meeting, please log on to www.virtualshareholdermeeting.com/AKS, at least 15 minutes prior to the start of the Special Meeting to provide time to register and download the required software, if needed. The webcast replay will be available at www.virtualshareholdermeeting.com/AKS until the 2017 Annual Meeting of Stockholders.

11. What documentation must I provide to vote online at the Special Meeting?

If you are a stockholder of record, you may vote all shares registered in your name at the Special Meeting. If you are not a stockholder of record as to any of your shares (i.e., instead of being registered in your name, all or a portion of your shares are registered in “street name” and held by your broker, bank or other institution for your benefit), you must follow the instructions printed on your Notice.

12. Is there any way for me to vote other than by proxy at the Special Meeting?

Yes. If you are a stockholder of record, you may vote over the telephone or via the Internet. Our proxy card that you received in the mail (if you received a printed copy of the proxy materials) contains instructions for voting by these methods. If you hold your shares in “street name”, you must follow the instructions contained in the voting instruction card provided to you by the broker, bank or other institution holding your shares on your behalf.

13. Do I vote only once regardless of how many shares I own? If not, how many votes do I get to cast?

You are entitled to one vote for each share of our common stock that you held as of the close of business on July 11, 2016.

14. How do I submit a question at the Special Meeting?

If you would like to submit a question during the Special Meeting, simply type your question in the “ask a question” box and click “submit”. Questions will be answered in the order received, subject to time limitations.

15. What is a quorum and why is it important?

In the context of the Special Meeting, a quorum is the presence at the meeting, either virtually or by proxy, of stockholders holding the minimum number of shares of stock necessary to make the proceedings of that meeting valid under our By-laws and applicable law. More specifically, the presence of stockholders at the meeting, virtually or represented by proxy, holding a majority of our issued and outstanding shares constitutes a quorum. As of July 11, 2016, there were 238,207,690 issued and outstanding shares of our common stock, which is the only class of stock outstanding. The number of shares necessary to constitute a quorum in the context of the Special Meeting is 119,103,846.

16. What are my choices when voting the proposal?

You may vote “FOR”, “AGAINST” or “ABSTAIN” with respect to the proposal. Every stockholder voice is important and we urge you to cast your vote.

17. How many votes are needed for the proposal to pass?

In order to increase the number of authorized shares of a company’s common stock, the laws of the State of Delaware, under which we are incorporated, require an amendment to the Certificate. The

3	2016 Proxy Statement

affirmative vote of a majority of the outstanding shares of our common stock is required to approve this proposal. Abstentions therefore will have the effect of votes “against” the proposal in this context. If the proposed amendment is approved, it will become effective upon the filing of a Certificate of Amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we would expect to file promptly following the Special Meeting.

18. What does it mean to “ABSTAIN” from voting and what impact does that have?

Abstentions will have the effect of votes “against” the proposed amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock (Proposal No. 1), as the affirmative vote of a majority of the outstanding shares of our common stock is required to approve the proposal.

19. Who will count the votes?

The votes will be counted by an inspector of election appointed by the Board. The Board has appointed Ms. Amy Pavich of Broadridge as the inspector of election and Ms. Marlayna Jeanclerc, also of Broadridge, as an alternate inspector of election in the event Ms. Pavich is unable to serve.

20. What happens if I return my proxy card but do not mark how I want my votes to be cast?

If you timely return a signed and dated proxy card, but do not mark how your shares are to be voted, those shares will be voted by the Proxy Committee as recommended by the Board of Directors.

21. Where can I find the voting results of the Special Meeting?

We intend to announce preliminary voting results at the Special Meeting and disclose final results in a Current Report on Form 8-K that we will file with the SEC following the Special Meeting. All periodic and current reports we file with the SEC are publicly available when filed. We make available free of charge on our website, www.aksteel.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, reports filed pursuant to Section 16 and amendments to those reports as soon as reasonably practicable after such materials are electronically filed or furnished to the SEC.

22. How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote your shares:

FOR the approval of the proposed amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock (Proposal No. 1).

4	2016 Proxy Statement

APPROVAL OF PROPOSED AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF

COMMON STOCK

(Proposal No. 1 on the proxy card)

Introduction and Summary of the Proposed Amendment

Our Restated Certificate of Incorporation (the “Certificate”) currently authorizes the issuance of up to 300 million shares of common stock, par value $.01 per share. On June 10, 2016, the Board of Directors unanimously adopted a resolution approving, subject to the approval of our stockholders, an amendment to section (a) of the fourth Article of the Certificate to increase the total number of shares of common stock that we are authorized to issue from 300 million to 450 million shares.

In light of the fact that we have only 3.2% of our total authorized shares of common stock remaining available, the Board believes that it is advisable and in our stockholders best interests to increase the total number of authorized shares in order to provide us with greater flexibility in considering and planning for potential future strategic needs of the Company. As of June 30, 2016, of the 300 million shares of common stock currently authorized, only about 9.8 million shares remain available for issuance. As of that date, 238.2 million shares of our common stock are issued and outstanding. In addition, approximately 6.8 million shares of common stock have been reserved pursuant to previously granted awards under our Stock Incentive Plan (“Stock Plan”), and approximately 7.7 million shares of our common stock have been reserved for future issuance under the Stock Plan. We also have reserved 37.5 million shares in connection with our 5.00% Exchangeable Notes due 2019 (the “Exchangeable Notes”). The total of these outstanding or reserved shares (238.2 million, 6.8 million, 7.7 million and 37.5 million) is approximately 290.2 million. That leaves about 9.8 million shares, or 3.2% of the currently authorized share amount, available for future use. The pie chart below graphically illustrates the use of the currently authorized shares and the limited amount that is still available for issuance.

Text of the Proposed Amendment

We propose to amend the existing language of section (a) of the fourth Article of the Certificate as follows (with additions in italics and deletions indicated by strike-through text):

“FOURTH: (a) The total number of shares of all classes of stock that the Corporation shall have authority to issue is 475,000,000 ~~325,000,000~~, consisting of 450,000,000 ~~300,000,000~~ shares of

5	2016 Proxy Statement

Common Stock, par value $.01 per share (the “Common Stock”), and 25,000,000 shares of Preferred Stock, par value $1.00 per share (the “Preferred Stock”).”

The proposed amendment of the Certificate will not affect the number of shares of preferred stock authorized. A copy of the Certificate, as amended by the proposed change to Article FOURTH, is attached to this Proxy Statement as Annex A in the form of a blacklined, or comparison, copy of the existing Certificate to the Amended Certificate, with the proposed amendments to Article FOURTH identified.

Rationale for the Amendment and Factors to Consider

The Board of Directors believes that the additional authorized shares of common stock will provide us with the necessary flexibility to utilize shares for various corporate purposes that may be identified in the future which are expected to enhance stockholder value. These corporate purposes may include, but are not limited to, potential strategic transactions (such as mergers, acquisitions, and other business combinations), future stock splits and stock dividends, equity or equity-linked offerings and other capital-raising or financing transactions, grants and awards under the Stock Plan, and other types of general corporate purpose transactions. We believe that it is important to have the flexibility to issue shares of common stock beyond the limited amount remaining. As of the date of the Proxy Statement, we do not have any plans, commitments, arrangements, understandings or agreements to issue any of the additional shares of common stock that would be authorized pursuant to the proposed amendment of the Certificate or any of the currently authorized and unissued shares of common stock (except for shares of common stock that have been reserved in connection with the Exchangeable Notes and shares reserved pursuant to previously granted awards pursuant to the Stock Plan or for future issuance under the Stock Plan). We have, however, previously disclosed that one of our top financial priorities is a significant reduction in our indebtedness over time, and that offerings of common shares, from time to time, may be prudently utilized by us as a manner of executing this debt reduction goal. As such, subject to market conditions, we may use some of the additional requested authorized common shares to raise funds for the purpose of de-leveraging our balance sheet or for other related purposes following the Special Meeting.

The additional authorized shares of common stock, if and when issued, would be part of the existing class of common stock and would have the same rights and privileges as the shares of common stock currently outstanding. The authorization of the additional shares of common stock sought by this proposal would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders but, to the extent that the additional authorized shares of common stock are issued in the future or are used in connection with securities convertible into shares of common stock, they may decrease existing stockholders’ percentage of equity ownership and thus could be dilutive to existing stockholders. Depending on the price at which such shares are issued, they also may have a negative effect on the market price of our common shares. Any such future issuances also could have a dilutive effect on our earnings per share and book value per share. In addition, although the Board has not proposed the increase in the total number of authorized shares of common stock with the intent of using the additional shares to prevent or discourage any actual or threatened takeover, under certain circumstances, such shares could have an anti-takeover effect. For example, the additional shares could be issued to dilute the stock ownership or voting rights of persons seeking to obtain control or could be issued to persons allied with the Board or Management, thereby having the effect of making it more difficult to remove Directors and Management by diluting the stock ownership or voting rights of persons seeking to effect such a removal or to otherwise effect a takeover. As such, if the proposed amendment is approved, the additional shares of authorized common stock may render more difficult or discourage a non-consensual merger, a tender offer or proxy contest, the assumption of control by a holder of a large block of the our common stock, or the replacement or removal of our Board (and thus Management).

6	2016 Proxy Statement

Applicable law requires that we disclose in connection with this proposal the provisions in our Certificate and By-laws that could have an anti-takeover effect. Below is a summary of the provisions of our Certificate or By-laws, among others, may have the anti-takeover effect of preventing, discouraging or delaying a change in the control:

(i) Our By-laws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders, including that notice—which must include certain information specified in the By-laws—of such proposals be timely given (generally not less than 60 days nor more than 90 days prior to the first anniversary date of the annual meeting for the preceding year) in writing to our Secretary prior to the meeting at which the action is to be taken.

(ii) Our By-laws provide that special meetings may be called by the Board (as in the case of this Special Meeting) or the Chief Executive Officer, or upon written request delivered to the Chief Executive Officer by stockholders holding at least a majority of all the shares entitled to vote at the meeting. No business other than that stated in the notice may be transacted at any special meeting; provided, however, that matters given by or at the direction of the Board may be presented. In addition, our Chairman, in his or her sole discretion, may present, or accept for presentation, procedural matters. These provisions may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by the Board or our stockholders, as noted above.

(iii) Our Certificate provides for 25,000,000 authorized shares of preferred stock, which may enable us to render more difficult, or to discourage, an attempt to obtain control by means of a non-consensual merger, a tender offer, proxy contest, or otherwise. The Certificate grants our Board broad powers to establish the rights and preferences of authorized and unissued shares of preferred stock, which could be used to adversely affect the rights and powers, including voting rights, of stockholders and could also have the effect of delaying, deterring or preventing a change in control.

The foregoing description of certain terms in our Certificate and By-Laws is a summary only and is qualified by reference in its entirety to the full text of the Certificate and By-Laws, copies of which have been filed with the Securities and Exchange Commission.

It is not the intended purpose of the proposed amendment to the Certificate, and the Board has no current intention or plan to employ the proposed increase in our authorized shares of common stock, to discourage or prevent any persons from attempting to effect a non-consensual transaction or change management. Rather, the proposed amendment has been prompted by business and financial considerations, as set out above, and it is the intended purpose of the proposed amendment to the Certificate to provide greater flexibility to the Board in considering and planning for our potential future corporate needs.

Stockholder Vote Required; Board Recommendation

In order to increase the number of authorized shares of our common stock, the laws of the State of Delaware, under which we are incorporated, require an amendment to the Certificate. Thus, the affirmative vote of a majority of the outstanding shares of our common stock is required to approve this proposal. Abstentions therefore will have the effect of votes “against” the proposal in this context. If the proposed amendment is approved, it will become effective upon the filing of a Certificate of Amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we would expect to file promptly following the Special Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF OUR AUTHORIZED COMMON STOCK FROM 300,000,000 SHARES TO 450,000,000 SHARES.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The table below provides certain stock ownership information as of July 11, 2016 with respect to the beneficial ownership of our common stock by: (i) each person we know to own beneficially more than 5% of our common stock, (ii) each current Named Executive Officer listed in the Summary Compensation Table in our April 11, 2016 Proxy Statement and by all Directors and Executive Officers as a group. Each person named in the following table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. Shares of common stock that any person has a right to acquire within 60 days after July 11, 2016, pursuant to an exercise of options or otherwise, are deemed to be outstanding for the purpose of computing the percentage of ownership of such person, but are not deemed to be outstanding for computing the percentage of ownership of any other person shown in the table. Except as otherwise noted, the address of each person listed is in care of AK Steel Holding Corporation, 9227 Centre Pointe Drive, West Chester, Ohio 45069.

Shares Owned Beneficially(1)
Name and Address of Beneficial Owner	Number of Shares	Percentage of Outstanding Shares
BlackRock, Inc.	16,561,995(2)	6.95%
55 East 52nd Street
New York, NY 10022

The Vanguard Group, Inc.	23,901,206(3)	10.03%
100 Vanguard Blvd.
Malvem, PA 19355

Dennis C. Cuneo	25,712(4)	*
Sheri H. Edison	25,459(4)	*
Mark G. Essig	37,784(4)	*
William K. Gerber	100,157(4)	*
David C. Horn	461,803(5)	*
Robert H. Jenkins	172,190(4)	*
Gregory B. Kenny	0(4)	*
Scott M. Lauschke	43,338(6)	*
Ralph S. Michael, III	123,812(4)	*
Roger K. Newport	379,546(6)	*
Eric S. Petersen	132,263(6)	*
Kirk W. Reich	262,514(6)	*
Dr. James A. Thomson	101,095(4)	*
James L. Wainscott	1,781,023(7)	*
Vicente Wright	76,509(4)	*
All Directors and Executive Officers as a group (22 persons)	4,278,410	1.8%

*	Less than one percent.
(1)

Percentage ownership is based on the number of shares of common stock outstanding and entitled to vote as of the record date for the Special Meeting. Common stock numbers include, with respect to the stockholder in question, common stock issuable upon exercise of vested options.

(2)

Based on information contained in a statement on Schedule 13G (Amendment No. 4) dated December 31, 2015 and filed January 25, 2016, BlackRock, Inc. has sole investment and dispositive power over 16,561,995 shares and sole voting power over 16,148,081 shares of our outstanding common stock.

(3)

Based on information contained in a statement on Schedule 13G (Amendment No. 76) dated May 31, 2016 and filed June 9, 2016, The Vanguard Group, Inc. has sole dispositive power over 23,576,841 shares and shared dispositive power over 324,365 shares of our outstanding common stock.

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(4)

A significant portion of the effective equity ownership by Directors is in the form of RSUs that do not satisfy the definition of “shares beneficially owned” for purposes of this table and therefore are not included in this table. An RSU is a grant valued in terms of stock, but no actual shares of stock are issued at the time of the grant. Directors had the following aggregate number of RSUs outstanding (rounded to the nearest whole number) as of July 11, 2016: Mr. Cuneo, 109,534; Ms. Edison, 34,590; Mr. Essig, 61,100; Mr. Gerber, 34,590; Mr. Jenkins, 34,590; Mr. Kenny, 54,618; Mr. Michael, 34,590; Dr. Thomson, 40,368; and Mr. Wright, 47,373.

The table includes stock options to purchase shares of common stock exercisable before September 7, 2016 as follows: Messrs. Cuneo, Gerber, Jenkins, and Michael, and Dr. Thomson, 10,000 shares each.

(5)	Mr. Horn retired effective May 31, 2015. The number of outstanding stock options and shares included in the table as beneficially owned by Mr. Horn is as of the effective date of his retirement.

(6)

The table includes stock options to purchase shares of common stock exercisable before September 7, 2016 as follows: Mr. Horn, 161,061 shares; Mr. Lauschke, 3,333 shares; Mr. Newport 123,273 shares; Mr. Petersen, 41,056 shares; Mr. Reich, 103,100 shares; and Mr. Wainscott, 675,853 shares. All outstanding stock options exercisable before September 7, 2016 are included in these totals, regardless of whether their exercise price was above the price of our common stock as of July 11, 2016.

(7)

Mr. Wainscott retired effective December 31, 2015. The number of outstanding stock options and shares included in the table as beneficially owned by Mr. Wainscott is as of the effective date of his retirement.

HOUSEHOLDING

We have previously adopted a procedure approved by the SEC called “householding.” Under this procedure, multiple registered stockholders who share the same last name and address and do not participate in electronic delivery will receive only one copy of the annual proxy materials unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

If you are a registered stockholder (your shares are held directly in your name) and you wish to opt out of householding so that you and other members of your household receive multiple copies of the proxy materials at the same address, you may do so by calling our transfer agent, Computershare, at (888) 294-8217 or by notifying us in writing at: AK Steel Holding Corporation, 9227 Centre Pointe Drive, West Chester, Ohio 45069, Attention: Corporate Secretary. Your notice must be received by us at least 30 days before the mailing of proxy materials, which we expect to be mailed in April of each year. You also may request additional copies of the proxy materials by notifying us in writing at the same address.

OTHER MATTERS

This Proxy Statement and the accompanying form of proxy will be furnished on the Internet to stockholders on or about July 25, 2016. In addition, we are requesting banks, brokers and other custodians, nominees and fiduciaries to forward the Notice of Internet Availability of Proxy Materials to the beneficial owners of shares of our common stock held by them of record and will reimburse them for the reasonable out-of-pocket expenses they incur in complying with this request. We retained Alliance Advisors, LLC to assist in the solicitation of proxies for a fee estimated to be $10,000 plus out-of-pocket expenses. Solicitation of proxies also may be made by our officers and employees, via personal contacts, telephone or email. The cost of soliciting proxies will be borne by us.

The Board of Directors does not know of any matters to be presented at the meeting other than those set forth in the accompanying Notice of Meeting. However, if any other matters properly come before the meeting, it is intended that the holders of proxies will vote on the matter in their discretion pursuant to the authority granted them in the proxy.

9	2016 Proxy Statement

ADDITIONAL INFORMATION ABOUT US

From time to time, we receive calls from stockholders asking how to obtain additional information about us. If you would like to receive information about us, you may use one of the following methods:

•

Our main Internet site, located at www.aksteel.com. Our investor relations section contains, among other things, management presentations, financial information, stock quotes and links to our filings with the SEC.

•

You may read and copy the Proxy Statement at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain further information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public on the SEC’s website located at www.sec.gov.

By order of the Board of Directors,

Joseph C. Alter

Corporate Secretary

West Chester, Ohio

July 25, 2016

10	2016 Proxy Statement

ANNEX A

RESTATED CERTIFICATE OF INCORPORATION

OF

AK STEEL HOLDING CORPORATION

AK Steel Holding Corporation (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

A.        The Corporation originally was incorporated under the name “AK Steel Corporation” and filed its initial Certificate of Incorporation with the Secretary of State of the State of Delaware on December 20, 1993.

B.        This Restated Certificate of Incorporation was duly adopted by the Corporation’s Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware.

C.        This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Corporation’s original Certificate of Incorporation, as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

D.        The text of the Certificate of Incorporation, as amended, is restated in its entirety to read as follows:

FIRST:        The name of the Corporation is AK Steel Holding Corporation.

SECOND:        The address of the registered office of the Corporation within the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle. The name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

THIRD:        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended.

FOURTH: (a)        The total number of shares of all classes of stock that the Corporation shall have authority to issue is 475,000,000 ~~325,000,000~~, consisting of ~~300,000,000~~ 450,000,000 shares of Common Stock, par value $.01 per share (the “Common Stock”), and 25,000,000 shares of Preferred Stock, par value $1.00 per share (the “Preferred Stock”).

(b)        The shares of Preferred Stock may be issued from time to time in one or more series. Apart from any other provisions in this Certificate of Incorporation authorizing the issuance of shares of Preferred Stock, the Board of Directors is hereby authorized to establish from time to time by resolution or resolutions the number of shares to be included in each such series, and to fix the designation, powers, preferences and relative participating, optional, conversion and other special rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to the fixing or alteration of the dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock, or any or all of them, all to the fullest extent now or hereafter permitted by the General

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Corporation Law of the State of Delaware; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. No vote of the holders of the Common Stock or Preferred Stock shall, unless otherwise provided in the resolutions creating any particular series of Preferred Stock, be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation. Shares of any series of Preferred Stock that have been authorized for issuance pursuant to this Article FOURTH or any other provisions in this Certificate of Incorporation and that have been either (i) issued and reacquired in any manner by the Corporation (including upon exchange thereof) or (ii) never issued shall have the status of authorized and unissued shares of Preferred Stock and may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors as set forth above.

(c)        Subject to the provisions of applicable law or of the By-laws with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote, and except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess the voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation.

FIFTH:        In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this Certificate of Incorporation, By-laws of the Corporation may be adopted, amended or repealed by a majority of the board of directors of the Corporation, but any By-laws adopted by the board of directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot. In furtherance and not in limitation of the powers conferred by law, and subject to the provisions of the Certificate of Incorporation, the By-laws of the Corporation shall be subject to alteration, amendment or repeal, in whole or in part, and new By-laws may be made, either by the affirmative vote of a majority of the whole Board of Directors at any regular or special meeting of the Board, or by unanimous written consent of the directors, or by the affirmative vote of the holders of record of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote in respect thereof, given at an annual meeting or at any special meeting.

SIXTH:        A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this Article SIXTH nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article SIXTH shall eliminate or reduce the effect of this Article SIXTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article SIXTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

SEVENTH:        (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that

A-2	2016 Proxy Statement

such person is or was, at any time prior to or during which this Article SEVENTH is in effect, a director, officer, employee or agent of the Corporation, or is or was, at any time prior to or during which this Article SEVENTH is in effect, serving at the request of the Corporation as a director, officer, employee or agent or in any similar capacity of any other corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, penalties, amounts paid in settlement and other liabilities actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Corporation may adopt By-laws or enter into agreements with any such person for the purpose of providing for such indemnification.

(b)        Expenses (including attorneys’ fees) incurred in appearing at, participating in or defending any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such action, suit or proceeding, upon receipt by the Corporation of a written undertaking by or on behalf of the director or officer to repay such amount unless it ultimately shall be determined that such person is entitled to be indemnified by the Corporation as provided herein.

(c)        It is the intent of the Corporation to indemnify the persons referred to in this Article SEVENTH to the fullest extent permitted by law with respect to any action, suit or proceeding arising from events that occur prior to or during the time in which this Article SEVENTH is in effect. The indemnification provided by this Article SEVENTH shall not be deemed exclusive of any other rights to which those seeking indemnification may be or become entitled under any law, By-law, agreement, vote of stockholders or disinterested directors, or otherwise, or under any policy or policies of insurance purchased and maintained by the Corporation on behalf of any such director or officer, both as to action in such person’s official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such director or officer.

(d)        The indemnification provided by this Article SEVENTH shall be subject to all valid and applicable laws, and in the event this Article SEVENTH or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Article SEVENTH shall be regarded as modified accordingly, and, as so modified, shall continue in full force and effect.

IN WITNESS WHEROF, the Corporation has caused this Restated Certificate of Incorporation to be duly executed by its authorized officer this 10th day of June, 2016.

By:	/s/ Joseph C. Alter
Name:	Joseph C. Alter
Title:	Vice President, General Counsel and Corporate Secretary

Amended and Restated June 10, 2016 (subject to stockholder approval at the September 7, 2016 Special Meeting of Stockholders)

A-3	2016 Proxy Statement

☐  Mark this box with an X if you have made

       changes to your name or address details above.

  Special Meeting of Stockholders Proxy Card

A.	Proposal No. 1 – Approval of the Proposed Amendment to the Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock.

The Board of Directors recommends a vote FOR the approval of the proposed amendment to the restated Certificate of Incorporation to increase the number of authorized shares of common stock.

☐    For                ☐     Against                ☐    Abstain

B.	Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Note:	The Company will also conduct such business as may properly come before the meeting or any adjournment thereof.

Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box	Date (mm/dd/yyyy)

Title:	Title:

  Proxy – AK Steel Holding Corporation

Special Meeting of Stockholders

Proxy Solicited on behalf of the Board of Directors of the Company for the Special Meeting of Stockholders to be held on September 7, 2016

The undersigned stockholder of AK Steel Holding Corporation (the “Company”) hereby appoints Roger K. Newport, Kirk W. Reich and Joseph C. Alter, and each of them, as attorneys-in-fact and proxies, each with full power of substitution, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held on September 7, 2016, and at any adjournment thereof, with authority to vote at such meeting all shares of Common Stock of the Company owned by the undersigned on July 11, 2016, in accordance with the directions indicated herein:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

Please sign, date and return this proxy card promptly using the enclosed envelope.

(Continued and to be voted on reverse side.)